UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     September 5, 2003

PRO-PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32877	04-3562325
(Commission File Number)	(IRS Employer Identification No.)

189 Wells Avenue, Suite 200, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

(617) 559-0033
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

1.	On September 5, 2003, the American Stock Exchange (“AMEX”) notified Pro-Pharmaceuticals, Inc. (the “Company”) that its application for listing 26,504,805 shares of the Company’s common stock (the “Shares”), $.001 par value per share, had been approved.

2.	On September 9, 2003, the Company issued a press release publicly announcing the listing of the Shares on the AMEX. The Shares will begin trading on the AMEX under the symbol “PRW” effective as of the opening of the market on Wednesday, September 10, 2003. A copy of the Company’s September 9, 2003 press release is attached as an exhibit to this report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release of Pro-Pharmaceuticals, Inc. dated September 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ DAVID A. CHRISTOPHER
David A. Christopher Chief Financial Officer and Treasurer

Date: September 9, 2002

EXHIBIT INDEX

	Exhibit	Page No.

99.1	Press Release of Pro-Pharmaceuticals, Inc. dated September 9, 2003.	4

3